UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2024

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56051	82-2911016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Northann Distribution Center Inc.
9820 Dino Drive, Suite 110
Elk Grove,
CA
95624
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 3.02. Unregistered Sale of Equity Securities

On June 22, 2024, pursuant to the Articles of Incorporation of Northann Corp. (the “Company”), as amended from time to time, the board of directors of the Company authorized the issuance of 5,000,000 shares of designated but unissued series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”) to Lin Li, the Company’s Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer, for a consideration of $5,000. No stockholder approval was required. After this issuance effective June 22, 2024, the number of shares of Series A Preferred Stock owned by Lin Li increased from 5,000,000 to 10,000,000, representing all issued and outstanding shares of Series A Preferred Stock of the Company. Each share of Series A Preferred Stock is entitled to ten votes on any matter on which action of the stockholders of the Company is sought.

The Company relied upon an exemption from registration in accordance with Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: June 27, 2024	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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